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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 9, 1997

                                  MAPICS, INC.
                                  ------------
               (Exact Name of Registrant as Specified in Charter)

           Massachusetts              0-18674                 04-2711580
           -------------              -------                 ----------
         (State or Other           (Commission              (IRS Employer
          Jurisdiction of          File Number)            Identification No.)
          Incorporation)

                 5775-D Glenridge Drive, Atlanta, Georgia 30328
            ---------------------------------------------------------
         (Addresses of Principal Executive Offices, including Zip Code)

                                 (404) 705-3000
                        --------------------------------
              (Registrant's Telephone Number, including Area Code)


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ITEM 9.       SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

     The Registrant hereby amends its Current Report on Form 8-K dated December 9, 1997. Pursuant to the Stock Option Agreement dated August 29, 1995 between the Company and an option holder (the "Optionee"), the Company granted to the Optionee an option (the "Option") to purchase up to 14,895 shares of the Company's common stock, $.01 par value per share (the "Shares"). On November 25, 1997, the Optionee sought to exercise the Option to acquire 4,895 of the Shares and immediately transfer such Shares to one or more transferees. To ensure that no uunregistered distribution of the Shares in violation of the Securities Act of 1933, as amended (the "Securities Act"), occurred as a result of such transfer by the Optionee, the exercise by the Optionee of the Option was cancelled and such Shares were returned to the Company. Because the issuance of the Shares was not made in reliance on Regulation S under the Securities Act, foregoing Current Report on Form 8-K was not required to be filed.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MAPICS, INC.
                                        (REGISTRANT)

                                        /s/ Martin D. Avallone
                                        ------------------------------------
                                        Martin D. Avallone
                                        General Counsel and Clerk

Date:  February 13, 1998